UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2020

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, Delcath Systems, Inc. (the “Company”) has filed a registration statement on Form

S-1 (File No. 333-235904), (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to a proposed public offering of its securities (the “Offering”).  The Offering is conditioned upon, among other things, approval (the “Nasdaq Approval”) to list the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the Nasdaq Capital Market (“Nasdaq”).

In a Current Report on Form 8-K filed with the SEC on March 16, 2020 (the “March 8-K”), the Company reported that it had entered into a Support and Conversion Agreement, dated March 11, 2020 (the “Support and Conversion Agreement”), with Rosalind Master Fund L.P. and Rosalind Opportunities Fund I L.P. (collectively, “Rosalind”) and the Company’s executive officers (the “Executives”) pursuant to which the parties thereto agreed to effect certain equity infusions under the conditions described therein.  A summary of the Support and Conversion Agreement was included in the March 8-K and is incorporated herein by reference.

The consummation of the Offering is subject to market and other conditions, including the receipt of the Nasdaq Approval, and no assurance can be given that the Offering will be consummated or as to the timing and terms thereof.  This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities in the Offering.  Any such offer or sale will only be made pursuant to the Registration Statement and the related prospectus.

Amendment to Support and Conversion Agreement

On April 8, 2020, the Company, Rosalind and the Executives entered into an amendment (the “Amendment”) to the Support and Conversion Agreement.  Pursuant to the Amendment, the parties agreed to, among other things, extend the expiration date of the Support and Conversion Agreement. As so amended, the Support and Termination Agreement will expire on the earlier of (i) the date on which all of Rosalind’s 8% senior secured promissory notes in the aggregate principal amount of $2 million have been converted or paid in full, or (ii) June 30, 2021; provided, however, that the Support and Conversion Agreement will terminate and be of no further force and effect (x) with respect to an Executive, upon the effective date of the termination of the Executive’s employment by the Company and (y) if the Nasdaq Approval is not obtained or the Offering is not consummated on or prior to the April 30, 2020 (the “Closing Deadline”) other than as a result of a failure by Rosalind to satisfy the Participation Condition  (as such term is defined in the Board Appointment Agreement described below).

In the Amendment, Rosalind notified the Company that it intends to participate in the Offering pursuant to the participation rights provided to it in the Support and Conversion Agreement.

The foregoing description of the Amendment is a summary only, is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Registration Statement.

Board Appointment Agreement

On April 8, 2020, the Company also entered into a Board Appointment Agreement (the “Board Appointment Agreement”) with Rosalind pursuant to which the Company agreed to provide Rosalind with certain representation rights on the Company’s Board of Directors (the “Board”).  Pursuant to the terms of the Board Appointment Agreement, Rosalind will have the right to nominate, and to cause the removal or replacement of, up to two directors for election to the Board (the “Rosalind Nominees”) in the event that the Offering is consummated on or prior to the Closing Deadline and Rosalind invests at least $4.0 million in the Offering on the same terms as the other investors in the Offering (the “Participation Condition”), or in the event that the Offering is not consummated on or prior to the Closing Deadline other than as a result of Rosalind’s failure to satisfy the Participation Condition.  The Rosalind Nominees must meet all applicable requirements for treatment as independent directors under applicable SEC and Nasdaq rules and regulations.  The Board has determined that Gil Aharon and Steven Salamon, the principals of Rosalind, would qualify as independent directors under such rules and regulations.  One Rosalind Nominee would be appointed to the class of directors whose term expires at the Company’s 2022 annual meeting of stockholders and the other would be appointed to the class of directors whose term expires at the Company’s 2021 annual meeting of stockholders.

If Rosalind exercises its rights to nominate one or more Rosalind Nominees, Rosalind will also have the right to designate a Rosalind Nominee for service on any committee of the Board so long as such Rosalind Nominee meets any applicable SEC and Nasdaq requirements for membership on such committee.

If Rosalind exercises its rights to nominate one or more Rosalind Nominees, the Board will increase the size of the Board and elect the Rosalind Nominees to fill the vacancies created by such increase.  Rosalind’s right to nominate one or more Rosalind Nominees as described above will expire, if unexercised, at 5:00 p.m. on May 5, 2020 or, prior thereto, if Rosalind ceases to be the beneficial owner of at least 9.99% of the Company’s common stock (determined without giving effect to any provision of any security limiting Rosalind’s beneficial ownership).

Until the later of such time as Rosalind exercises its nomination rights and April 30, 2020, the Board will not fill any vacancy on the Board who is not approved by Rosalind.  If Rosalind exercises its right to nominate one or more Rosalind Nominees, the Board has agreed that prior to the Company’s 2020 annual meeting of stockholders and, in any event, no later than June 30, 2020, the Board will meet to consider and approve a reduction in the size of the Board from eight to no fewer than six members.  Any director who is asked to step down from the Board has agreed to resign at the end of the meeting.

The foregoing description of the Board Appointment Agreement is a summary only, is not intended to be complete and is qualified in its entirety by reference to the full text of the Board Appointment Agreement, which will be filed as an exhibit to the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: April 9, 2020	By:	/s/ Barbra Keck
Name: Barbra Keck
Title: Chief Financial Officer